Exhibit 10.3

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of November 14, 2013, is made by and between Integrated Drilling Equipment Holdings Corp, a Delaware corporation (the “Seller”) and Empeiria Investors, LLC, a Delaware limited liability company (“Purchaser”).

WHEREAS, Seller desires to sell to Purchaser certain shares of Series B Preferred Stock of Seller, $0.01 par value (the terms of which are more fully described on Exhibit A attached hereto, the “Shares”), in accordance with the terms set forth herein, and Purchaser desires to purchase and acquire such Shares and to pay the Purchase Price (as defined below) for the Shares, and all the parties hereto agree to be bound by the terms and conditions hereunder.

NOW, THEREFORE, in consideration of the mutual promises and agreements made herein and intending to be legally bound hereby, the parties hereby agree as follows:

Article I

SALE and Purchase of SHARES

1.1              Sale of Shares; Purchase Price. Upon the terms and subject to the conditions set forth herein, Purchaser does hereby purchase and, effective as of the Closing Date (as defined below), shall acquire from Seller, and Seller shall sell to Purchaser 5,000 Shares, at a purchase price of $100.00 per Share, for an aggregate consideration in the amount of $500,000.00 (the “Purchase Price”), which shall be paid on the Closing Date.

1.2              Closing. The closing (the “Closing”) of the purchase and sale of the Shares shall occur at the offices of the Seller , 25311 I-45 North, Woodpark business Center, building No. 6, Spring, Texas 77380, on the date hereof, at 10 a.m. central time (the “Closing Date”). At the Closing, Purchaser shall deliver, or cause to be delivered to Seller, the Purchase Price with respect to its acquisition of the Shares, and Seller shall deliver to Purchaser a stock certificate representing the Shares being sold and a stock power, in the form attached hereto as Exhibit A, in respect of the Shares, fully endorsed for transfer to Purchaser.

Article II

Representations and Warranties of SELLER

Seller represents and warrants to Purchaser:

2.1              Legal and Valid Shares. All of the Shares to be received by Purchaser have been duly authorized and are validly issued, fully paid and nonassessable.

2.2              Authority. Seller has legal capacity to enter into this Agreement and perform its obligations hereunder. Upon execution and delivery by the parties hereto, this Agreement shall constitute the valid and legally binding obligation of Seller, enforceable in accordance with its terms, except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors’ rights generally or by general equitable principles.

Article III

Representations, Warranties and
Agreements of Purchaser

Purchaser represents and warrants to Seller:

3.1              Authority. Purchaser has the requisite legal capacity to enter into this Agreement and perform its obligations hereunder. Upon execution and delivery by the parties hereto, this Agreement shall constitute the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors’ rights generally or by general equitable principles.

3.2              No Brokers or Finders. No agent, broker, finder, or investment or commercial banker, or other person or firm engaged by or acting on behalf of Purchaser or its affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated hereby is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of this Agreement or the transactions contemplated hereby.

3.3              Investment Representations.

(a)                The Shares to be received by Purchaser will be acquired by them for investment for their own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of applicable federal and state securities laws, and they have no current intention of selling, granting a participation in or otherwise distributing the same, in each case, in violation of applicable federal and state securities laws. By executing this Agreement, Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity (a “Person”) to sell or transfer to such Person, or to any third Person, any of the Shares, in each case, in violation of applicable federal and state securities laws.

(b)               Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment. Purchaser understands that no federal or state agency has passed upon this investment or upon the Company, nor has any such agency made any finding or determination as to this investment.

(c)                Purchaser must be prepared to bear the economic risk of this investment for an indefinite period of time. Purchaser represents that, in the absence of an effective registration statement covering the Shares, Purchaser will sell, transfer or otherwise dispose of the Shares only in a manner consistent with the representations set forth herein.

(d)               Purchaser has performed Purchaser’s own due diligence and business investigations with respect to the Seller. Purchaser is fully familiar with the nature of the investment in the Seller, the speculative and financial risks thereby assumed, and the uncertainty with respect to the timing and amounts of distributions, if any, to be made by the Seller. Purchaser does not desire any further information which may be available with respect to these matters and has had a sufficient opportunity to review the matters that it believes to be important in deciding whether to acquire the Shares. Purchaser has not relied in connection with this investment upon any representations, warranties or agreements other than those set forth in this Agreement.

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Article IV

Miscellaneous

4.1              No Waiver; Modifications in Writing. This Agreement sets forth the entire understanding of the parties, and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Seller and Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

4.2              Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

If to Purchaser:	Empeiria Investors LLC

142 West 57th Street
11th Floor
New York, New York 10019
Attn: Alan B. Menkes

If to Seller:	Integrated Drilling Equipment Holdings Corp

25311 I-45 North
Woodpark Business Center, Building No. 6
Spring, TX 77380
Attn: Michael Dion

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by telecopy, when delivery is confirmed, (c) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (d) in the case of mailing, on the third business day after the posting thereof.

4.3              Costs, Expenses and Taxes. Seller shall pay all of the reasonable and documented out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement.

4.4              Execution of Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including facsimile and .pdf copies), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

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4.5              Binding Effect; Assignment. The rights and obligations of Purchaser under this Agreement may be assigned to any other person or entity. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and assigns. This Agreement shall be binding upon the Seller and Purchaser and their respective successors and assigns.

4.6              Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles thereof.

4.7              WAIVER OF RIGHT TO JURY TRIAL. THE SELLER AND PURCHASER, BY THEIR EXECUTION HEREOF, WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SELLER AND PURCHASER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

4.8              Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

4.9              Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

4.10          Injunctive Relief. The Seller and Purchaser hereby acknowledge that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The Seller and Purchaser therefore agree that, in the event of a breach of any material provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to been executed as of the date first above written.

EMPEIRIA INVESTORS, LLC

By:	/s/ Alan B. Menkes
Name:	Alan B. Menkes
Title:	Managing Member

INTEGRATED DRILLING EQUIPMENT HOLDINGS CORP

By:	/s/ N. Michael Dion
Name: N. Michael Dion
Title: Chief Financial Officer

Signature Page to Stock Purchase Agreement

Exhibit A

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby transfers and assigns to 5,000 shares of Series B Preferred Stock of Integrated Drilling Equipment Holdings Corp, a Delaware corporation (the “Corporation”), standing in its name on the books of the Corporation and represented by Certificate No. __, and does hereby irrevocably appoint __________________________________ its attorney to transfer said stock on the books of the Corporation with full power of substitution in the premises.

Dated as of __________, 2013

INTEGRATED DRILLING EQUIPMENT HOLDINGS CORP

By:
Name:
Title: